                                                                REDACTED VERSION

                                  EXHIBIT 10.30

                                       TO

                         LIGHT SCIENCES ONCOLOGY, INC.'S

                       REGISTRATION STATEMENT ON FORM S-1

                                 INITIALLY FILED

                                 APRIL 21, 2006

                           REGISTRATION NO. 333-133474

"[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                SUPPLY AGREEMENT

                            DATED AS OF JUNE 30, 2006

                                     BETWEEN

                          LIGHT SCIENCES ONCOLOGY, INC.

                                       AND

                            FRONTIER SCIENTIFIC, INC.

                                SUPPLY AGREEMENT

     This Supply Agreement, dated as of June 30, 2006, is made and entered into by and between Light Sciences Oncology, Inc., a Washington corporation ("LSO"), and Frontier Scientific, Inc., a Utah corporation ("Frontier"). LSO and Frontier agree as follows:

SECTION 1. MANUFACTURE AND SUPPLY OF COMPOUND

     1.1 PURCHASE. Frontier will produce, sell and deliver to LSO, and LSO will purchase from Frontier, [ * ] of [ * ] ("Compound") in accordance with the terms and subject to the conditions of this Agreement. The Compound will conform to the specifications set forth in the attached Exhibit A ("Specifications"). Frontier will procure, install and test all equipment, supplies, materials and other items necessary to timely satisfy its obligations under this Agreement, including, without limitation, procuring sufficient quantities of [ * ]. Frontier will procure [ * ] from [ * ] (a vendor approved by LSO) or another vendor approved by LSO in writing, which approval will not be unreasonably withheld by LSO. Prior to approving any vendor of [ * ] (other than [ * ]), LSO must be provided an opportunity to interview the prospective vendor, inspect its production facilities and test samples of its [ * ] material.

     1.2 DELIVERY. Frontier will deliver the Compound to LSO FOB Frontier's manufacturing facility in accordance with the following delivery schedule:

QUANTITY        DELIVERY DATE
-------------   -------------
    [ * ]           [ * ]

    [ * ]           [ * ]

    [ * ]           [ * ]

    [ * ]           [ * ]

Frontier will notify LSO at least [ * ] business days before delivery of any Compound and will coordinate with LSO so that each shipment of Compound is delivered at a time on the delivery date reasonably acceptable to LSO. Frontier will properly label the Compound and, unless otherwise approved by LSO, package it in accordance with the packaging procedures set forth in the attached Exhibit
B. Risk of loss will pass to LSO when each

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[ * ] Confidential Treatment Requested
shipment of the Compound is delivered to LSO at Frontier's manufacturing facility following testing and acceptance of the Compound pursuant to Section
1.4. Upon [ * ] days' prior written notice to Frontier, LSO may reschedule any delivery date to a date not more than [ * ] days after the original delivery date specified above.

     1.3 SCHEDULE. In the event of any actual or anticipated delay in the production or delivery of any shipment of the Compound, Frontier will give LSO prompt written notice of the circumstances giving rise to the delay, the anticipated duration of the delay, and the action Frontier is taking to overcome or mitigate the delay. Frontier will promptly update such information upon request of LSO.

     1.4 TESTING AND ACCEPTANCE. Before delivering any Compound to LSO, Frontier will analyze and test the Compound using appropriate test methods (including, without limitation, the test methods described in the Specifications) to ensure that the Compound conforms to the Specifications. Before delivering each batch of Compound specified in Section 1.2, Frontier will deliver to LSO a sample of the Compound to be delivered suitable for testing. Frontier will deliver a completed and signed Certificate of Analysis (in a form generally consistent with the historical practices of the parties) with or before delivery of each sample. During the [ * ]-business day period following LSO's actual receipt of each sample, LSO may test the sample to determine whether it conforms with the Specifications. If LSO does not notify Frontier in writing of its determination regarding the applicable shipment of Compound within [ * ] business days after the end of such [ * ] business day period, the shipment will be deemed to conform to the Specifications and accepted by LSO. If LSO determines that the Sample conforms to the Specifications, then LSO will notify Frontier in writing, Frontier will deliver the shipment of Compound in accordance with Section 1.2 and the shipment will be deemed accepted by LSO. If LSO determines that the Compound fails to conform to the Specifications, then LSO will notify Frontier, and Frontier will notify LSO within [ * ] business days whether Frontier disputes LSO's determination. If Frontier fails to provide such notice, then Frontier will replace the Compound with Compound that conforms to the Specifications within [ * ] days after the date of LSO's notice of nonconformance. If Frontier timely disputes LSO's determination, then LSO will engage [ * ], Inc. or, if [ * ], Inc. is not available, then another independent third-party testing laboratory approved by both parties, which the parties will approve within [ * ] business days after Frontier's notice, (the "Inspector") to inspect and test the Compound to be delivered, in order to determine whether the Compound conforms to the Specifications. The parties will instruct the Inspector to complete its testing as soon as practicable and in no event more than [ * ] days after an appropriate sample of the Compound to be delivered is furnished to the Inspector. The Inspector will furnish the results of its tests to Frontier and LSO, and each party may have a representative present when the testing is performed. If the Inspector determines that the Compound does not comply with the Specifications, Frontier will immediately advise LSO of the date on which

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[ * ] Confidential Treatment Requested

Frontier will be able to replace the non-conforming Compound with Compound that conforms to the Specifications. If Frontier's delivery date for the replacement Compound is more than [ * ] days after the Inspector's determination that the Compound does not conform to the Specifications, LSO may terminate the Agreement upon written notice to Frontier. If Frontier's delivery date for the replacement Compound is equal to or less than [ * ] days after the Inspector's determination that the Compound does not materially conform to the Specifications, Frontier will replace the non-conforming Compound with Compound that conforms to the Specifications by such date at no additional charge to LSO. If the Inspector determines that the Compound conforms to the Specifications, the Compound will be deemed accepted by LSO upon delivery.

     1.5 PROGRESS REPORTS. Frontier will inform LSO of all significant developments, events and circumstances that occur in connection [ * ] Frontier's production [ * ]; procurement of materials, equipment, services or other resources necessary to produce the Compound hereunder; or the production of the Compound and will promptly respond to any reasonable requests from LSO for information relating to the status and progress of such activities. Attached hereto as Exhibit C is a summary of Frontier's plans and schedule [ * ] to meet its obligations under this Agreement. Frontier will promptly notify LSO of any material changes to the plans or schedule described in the attached Exhibit C.

     1.6 FACILITIES. LSO will have the right, but not the obligation, to visit Frontier's facilities during Frontier's regular business hours and upon not less than [ * ] business days' advance notice to Frontier, in order to observe [ * ] Frontier's production facilities and the production of the Compound and to review related records and data as reasonably necessary to confirm Frontier's compliance with this Agreement; provided, that (a) Frontier will not be required to disclose, and LSO will not have access to, Frontier's documented proprietary production processes and methods, proprietary formulae or trade secrets and (b) upon LSO's request, LSO will be permitted access to Frontier's analytical reports regarding the Compound. During the Term (as defined below) and for a period of [ * ] years thereafter (unless a longer period is required by applicable law or regulation), Frontier will prepare, maintain and retain accurate records and other documentation related to Frontier's raw materials sourcing and Frontier's handling, storage and shipment of the Compound. For avoidance of doubt, analytical reports regarding the production of the Compound will not be considered proprietary to Frontier and will be made available to LSO upon request.

     1.7 COMPLIANCE WITH LAWS. Frontier will comply with all applicable laws, ordinances, rules, regulations, orders, licenses, permits and other requirements, now or hereafter in effect in connection with its activities under this Agreement, including, without limitation, all applicable safety, labeling, packaging and other governmental requirements,

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[ * ] Confidential Treatment Requested
associated with handling, storing, producing, shipping and delivering the Compound. Without limiting the foregoing, Frontier will furnish a Material Data Safety Sheet pursuant to 29 CFR 1910.1200 with each shipment of Compound.

     1.8 REGULATORY MATTERS. Frontier will (a) promptly notify LSO if it receives notice of any material inspection or inquiry by any governmental authority related to the production of the Compound; (b), to the extent permitted by applicable regulations and orders, forward to LSO copies of any correspondence from any such governmental authority relating to production of the Compound; and (c) obtain the written consent of LSO, which will not unreasonably be withheld, before referring to LSO in any regulatory correspondence.

     1.9 SUPPLY TO OTHERS. Frontier will not directly or through any of its affiliates supply any third party and its affiliates more than [ * ] of Compound in any calendar year during the Term and thereafter; provided, however, that the foregoing restriction shall lapse and not apply if (a) in the first full calendar year after expiration of the Term (expected to be calendar year [ * ]), LSO has not ordered from Frontier at least the lesser of (i) [ * ] of the Compound during the calendar year or (ii) [ * ] of the Compound ordered by LSO during the calendar year from all third parties or (b) in any subsequent calendar year (expected to be calendar year [ * ]), LSO has not ordered from Frontier at least the greater of (i) [ * ] of the Compound during the calendar year or (ii) [ * ] of the Compound ordered by LSO during the calendar year from all third parties.

SECTION 2. COMPENSATION

     2.1 PRODUCTION [ * ]. In partial consideration for Frontier's manufacture and delivery of the Compound, LSO will reimburse Frontier the actual out-of-pocket costs incurred by Frontier, up to a maximum of [ * ], for Frontier's procurement of the following goods, services and resources related to
(a)[ * ] at least [ * ] of the Compound, or (b) the production of [ * ] of Compound for LSO in accordance with this Agreement:

          (i) [ * ];

          (ii) chemical engineering consulting services for scale-up consulting, process development and hardware installation;

          (iii) [ * ];

          (iv) [ * ] (other than [ * ]) used for the production of the Compound hereunder; and

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[ * ] Confidential Treatment Requested

          (v) disposal of hazardous materials generated during the production of the Compound for LSO.

     Frontier (itself or through one or more of its subsidiaries) will procure such equipment, services and resources from unaffiliated third parties at competitive prices and in the ordinary course of business. At LSO's election, LSO will either reimburse Frontier such costs promptly after presentation of proof that Frontier has paid such costs, or LSO will promptly pay the vendor's invoices directly. To Frontier's knowledge, the equipment, services and other resources identified for purchase under this Section 2.1 will be sufficient to enable Frontier to satisfy its obligations under this Agreement and to produce and supply on an annual basis [ * ] of the Compound.

     2.2 RAW MATERIALS. In partial consideration for Frontier's manufacture and delivery of the Compound, LSO will reimburse Frontier the actual amounts paid by Frontier to [ * ] (together with all related payments to third parties and governmental entities for shipping, insurance, taxes, duties, customs charges and related expenses associated with the shipment of [ * ]) to purchase such quantities of [ * ] necessary to produce [ * ] of the Compound for LSO under this Agreement up to a maximum of [ * ]. LSO will reimburse [ * ] of Frontier's costs for such [ * ] at the time Frontier places its order, which amount must be paid to Frontier's supplier (up to an aggregate maximum of [ * ], and the remaining [ * ] (up to an aggregate maximum of [ * ] promptly after Frontier accepts such [ * ].

     2.3 PER [ * ] FEE. LSO will pay Frontier at a rate of [ * ] per [ * ] of the Compound received and accepted by LSO pursuant to Section 1.4; provided, however, that up to [ * ] of the amounts payable by LSO under this Section 2.3 for each [ * ] of the Compound will be offset by the payments made by LSO to Frontier pursuant to Sections 2.1 and 2.2 above until the aggregate amount of such payments made under Sections 2.1 and 2.2 have been exhausted. Frontier will invoice LSO for amounts payable pursuant to this Section 2.3 at the time Frontier delivers the Compound to LSO pursuant to Section 1.4 and such invoices will be paid by LSO within [ * ] days after Frontier's delivery of the applicable shipment of the Compound.

     2.4 MAXIMUM PAYMENT. The maximum amount of compensation to be paid and reimbursed under this Agreement for [ * ] of the Compound will not exceed [ * ] constituting of the payments to be made by LSO under Sections 2.1, 2.2 and 2.3.

     2.5 INVOICES. Frontier will invoice LSO for all compensation, reimbursable expenses and other amounts due under this Agreement. Each invoice will be in a form consistent with the historical practices of the parties, and will be furnished to LSO before the due date of the amount subject to the invoice. Upon LSO's reasonable request, Frontier will

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[ * ] Confidential Treatment Requested
promptly furnish to LSO documentation and other records substantiating any reimbursable expense, including, without limitation, copies of purchase orders, shipping document and receipts.

     2.6 SECURITY INTEREST. To secure Frontier's obligations hereunder, Frontier hereby grants to LSO a security interest in all assets, equipment, raw materials and other items acquired by Frontier and reimbursed or paid by LSO under this Agreement, the proceeds thereof, and all work-in-progress and inventory produced from such raw materials ("Collateral"). Frontier authorizes LSO to file and record financing statements, amendments and other documents under the Uniform Commercial Code ("UCC") reasonably necessary to evidence, perfect and maintain the security interest granted under this Section 2.6. Frontier has not granted, created or knowingly allowed to exist, and, during the Term Frontier will not, grant, create or knowingly allow to exist, any lien, security interest or encumbrance on the Collateral except as created by this Agreement or otherwise authorized by LSO. The security interest granted under this Section 2.6, and Frontier's obligations under this Section 2.6, will terminate when Frontier has delivered, and LSO has accepted, [ * ] of the Compound in accordance with the terms and conditions of this Agreement. Upon the occurrence of any material breach by Frontier under this Agreement that is not cured within [ * ] days after written notice thereof, LSO will, without limiting any other remedies, have the remedies of a secured party under the UCC, and LSO will have the right to dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places as LSO determines is commercially reasonable, and apply any proceeds thereof to the obligations secured under this Agreement in whatever manner or order LSO deems appropriate. LSO will not foreclose on the security interest granted hereunder if Frontier fully and timely satisfies its obligations under Section 3.3.

     2.7 OBLIGATION TO SUPPLY ADDITIONAL QUANTITIES. In addition to the quantities of Compound identified in Section 1.2 above, upon the written request of LSO, Frontier will produce and deliver to LSO up to an additional [ * ] of Compound conforming to the Specifications. In exchange of Frontier's production and delivery of such additional Compound, LSO shall pay to Frontier a price of [ * ] per additional [ * ] pursuant to terms and conditions substantially similar to the terms and conditions set forth herein; provided, however, that Frontier shall not be required to grant any security interest or pledge any assets in favor of LSO as security for Frontier's performance of its obligations under this Section 2.7 and no payments will be required under Sections 2.1 and
2.2. Without limiting the foregoing, lead and delivery times for any such additional Compound will be substantially the same as the lead and delivery times set forth herein taking into account that no expansion of production capacity will be required to produce such additional Compound.

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[ * ] Confidential Treatment Requested

SECTION 3. TERM AND TERMINATION

     3.1 TERM. The term of this Agreement will commence on the date of this Agreement and, unless sooner terminated as provided in Section 3.2, will end on the date that Frontier has delivered [ * ] of Compound in accordance with the terms and conditions of this Agreement and such Compound has been found acceptable in accordance with Section 1.4 (the "Term").

     3.2 TERMINATION. Either party may terminate this Agreement by giving the other party [ * ] days' prior written notice of termination if the other party materially breaches any of its obligations under this Agreement and fails to cure such breach within such [ * ] day period. Any failure of Frontier to deliver a shipment of the Compound conforming to the Specifications within [ * ] days after the applicable delivery date set forth in Section 1.2 or established pursuant to Section 1.4 will be deemed a material breach of this Agreement.

     3.3 EFFECT OF TERMINATION. Upon any termination of this Agreement by LSO pursuant to Section 1.4, 3.2 or 5.11, Frontier will promptly refund to LSO an amount equal to [ * ] of the [ * ] of Compound accepted by LSO hereunder before the effective date of termination multiplied by [ * ] before the effective date of termination. For example, if LSO terminates the this Agreement pursuant to
Section 3.2 after LSO has accepted [ * ] then Frontier will refund [ * ], calculated as follows: [ * ]. LSO will release the security interest granted under Section 2.6 promptly following receipt of any refund owing under this
Section 3.3.

     3.4 SURVIVAL. Sections 1.8, 1.9, 2.7, 3.3, 4 and 5 will survive the expiration or termination of this Agreement.

SECTION 4. WARRANTIES AND INDEMNIFICATION

     4.1 WARRANTIES. Frontier represents and warrants to LSO that (a) the Compound will conform to the Specifications when delivered pursuant to Section 1.2; and (b) Frontier's production and sale of the Compound as contemplated by this Agreement do not infringe or misappropriate any patent, trade secret or any other intellectual property right of any third party.

     4.2 INDEMNIFICATION BY FRONTIER. Frontier will defend, indemnify and hold harmless LSO from and against all actions, claims, proceedings, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees) incurred or sustained by LSO as a result of any claim made or asserted against LSO based upon (a) any claim which, if proven, would constitute a breach of Frontier's representations and warranties set forth in Section 4.1, and (b) any claim of bodily injury or death arising from the gross

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[ * ] Confidential Treatment Requested
negligence or intentional misconduct of Frontier. LSO will have the right to approve the counsel selected by Frontier for defense of any such claim, which approval will not be unreasonably withheld. LSO will provide Frontier prompt written notice of any such claim and such information and assistance as Frontier may reasonably request to help Frontier defend such claim; provided, that Frontier pays or reimburses all of the costs and expenses reasonably incurred by LSO in connection with any assistance requested by Frontier under this Section
4.2. Frontier will not have any right to settle any such claim without LSO's written consent, which consent will not be unreasonably withheld.

     4.3 INDEMNIFICATION BY LSO. LSO will defend, indemnify and hold harmless Frontier from and against all actions, claims, proceedings, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees) incurred or sustained by Frontier as a result of any claim made or asserted against Frontier based upon (a) any sale or use by LSO of Compound conforming to the Specifications after delivery to LSO pursuant to Section 1.2; or (b) any claim of bodily injury or death arising from the gross negligence or intentional misconduct of LSO. Frontier will have the right to approve the counsel selected by LSO for defense of any such claim, which approval will not be unreasonably withheld. Frontier will provide LSO prompt written notice of any such claim and such information and assistance as LSO may reasonably request to help LSO defend such claim; provided, that LSO pays or reimburses all of the costs and expenses reasonably incurred by Frontier in connection with any assistance requested by LSO under this Section 4.3. LSO will not have any right to settle any such claim without Frontier's written consent, which consent will not be unreasonably withheld.

SECTION 5. MISCELLANEOUS

     5.1 RELATIONSHIP OF THE PARTIES. Frontier is an independent contractor, not an agent of LSO. This Agreement will not be interpreted or construed to create an association, joint venture, partnership or agency relationship between the parties or to impose any partnership obligation or liability upon either party.

     5.2 NOTICES. Any notice or other communication under this Agreement given by either party to the other will be in writing and delivered to the address set forth below either (a) in person or by first-class, registered or certified mail or overnight delivery service, return receipt requested, postage prepaid, or (b) by facsimile with a hard copy mailed or delivered as provided in clause (a) above, unless first acknowledged as received by the recipient in writing, whether by facsimile or other means. Notices will be deemed received once the same have been received, as evidenced by a return receipt, delivery confirmation, facsimile confirmation or similar record of delivery:

     If to Frontier:   Frontier Scientific, Inc.
                       195 South 700 West
                       Logan UT 84323-0031
                       Attn: President
                       phone: (435) 753-1901
                       fax: (435) 753-6731

     If to LSO:        Light Sciences Oncology, Inc.
                       34931 SE Douglas Street, Suite 250
                       Snoqualmie, WA 98065
                       phone: (425) 369-2760
                       fax: (425) 392-7392

Either party may change its address specified above by giving the other party written notice of such change in accordance with this Section 5.2.

     5.3 PUBLICITY. Neither party will issue any press release or other public announcement regarding this Agreement or the transactions contemplated hereby without first obtaining the prior written consent of the other party, except to the extent required by applicable law, rule, regulation or order. In the event a party determines that such disclosure is required by applicable law, rule, regulation or order, the party shall promptly (and in no event less than two (2) business days prior to the time of disclosure) notify the other party of the nature and timing of the disclosure.

     5.4 NONWAIVER. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

     5.5 SEVERABILITY. If any provision of this Agreement is held by any court of competent jurisdiction to be invalid, illegal or unenforceable under applicable law, then such provision will be deemed reformed or omitted to the extent determined by such court (i.e., with the objective of preserving the intent of such provision to the extent permitted by applicable law). In any event, the remainder of this Agreement will remain valid and enforceable.

     5.6 ATTORNEYS' FEES AND COSTS. In any action, suit, arbitration or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the party which prevails by enforcing the provisions of this Agreement will be entitled to recover its costs and expenses (including, without limitation, expert witness and reasonable attorneys' fees) reasonably incurred in connection with such action, suit, or other proceeding or any appeal thereof.

     5.7 SUCCESSORS AND ASSIGNS. Neither party will assign (voluntarily, by operation of law or otherwise), subcontract or delegate this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. No assignment

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

with or without such consent will relieve or release the assigning party of any of its obligations under this Agreement. Subject to the foregoing restriction on assignments, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and legal representatives. Any attempted assignment in violation of this Section 5.7 will be void.

     5.8 APPLICABLE LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Utah, without reference to its choice of law rules to the contrary.

     5.9 AMENDMENT. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by both parties.

     5.10 ENTIRE AGREEMENT. This Agreement, the Non-Disclosure and Non-Use of Information Agreement between the parties dated [ * ], and the Confidentiality Agreement between the parties dated [ * ] (the "CDA") set forth the entire agreement, and supersede any and all prior agreements, of the parties with respect to the subject matter hereof. Neither party will be bound by, and each of them specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any quotation, invoice, shipping document, acceptance, confirmation, correspondence or otherwise, unless the recipient specifically agrees to such provision in a written instrument signed by the recipient.

     5.11 FORCE MAJEURE. In the event that either party is unable to perform any of its obligations under this Agreement because of natural disaster, actions or decrees of governmental bodies or actions of third parties beyond the control of the party whose performance is so affected (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall give prompt notice to the other party and shall use commercially reasonable efforts to resume performance as soon as reasonably practicable. Upon delivery of such notice, the performance obligations of the party affected by the Force Majeure Event shall be suspended throughout the duration of the Force Majeure Event. If a party's performance under this Agreement is delayed, or is reasonably expected to be delayed, by more than six (6) months as a result of a Force Majeure Event, then the non-affected party will have the right to terminate this Agreement upon written notice.

     5.12 CONFIDENTIAL INFORMATION. Each party will maintain all of the "Confidential Information" (as defined below) of the other party in confidence and not disclose, publish or distribute any portion of the Confidential Information of the other party to any third person other than their attorneys and accountants who need to know such Confidential Information. In the event that either party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other party, such party will promptly notify the other party of the request or requirement so that the other party may seek an appropriate protective order. If, in the absence of a

[  *  ]  Confidential Treatment Request
protective order, a party is compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the party may disclose the Confidential Information of the other party to the tribunal; provided, however, that the party disclosing such information to the tribunal shall use its reasonable efforts to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information of the other party required to be disclosed. The foregoing provisions shall not apply to any Confidential Information, which (a) is or has become generally available to the public through no fault of the receiving party, (b) is or was acquired by the receiving party from a third party and is not subject to an unexpired obligation to such third party restricting the receiving party's use or disclosure thereof; or (c) is independently developed by the receiving party without reliance upon or use of any of the Confidential Information of the other party. Without in any manner limiting the foregoing, the parties agree that the existence, terms and conditions of this Agreement shall not be disclosed or furnished to any third party (other than a party's accountants and lawyers on a need to know basis or, on a confidential basis, any prospective corporate partner or purchaser of the party or its securities), except to the extent required by applicable law, rule, regulation or order. If a party is required to disclose the existence, terms or conditions of this Agreement under any applicable law, rule, regulation or order, then the party required to disclose will notify the other party prior to such disclosure. If LSO is required to disclose the existence, terms or conditions of this Agreement to the SEC or in any public securities filing, then LSO will use diligent efforts to obtain confidential treatment of such terms and conditions for which confidential treatment may be afforded under applicable SEC regulations and will provide Frontier a [ * ] business day period to review and comment on any such request for confidential treatment. LSO will consider all such comments in good faith. For purposes of this Agreement, "Confidential Information" shall mean any and all non-public information furnished or disclosed, in whatever form or medium, concerning a disclosing party, including, without limitation, such disclosing party's intellectual property, customer lists, business contacts, business plans, policies, procedures, techniques, know-how, products, agreements, economic and financial information, marketing plans, data, reports, analyses, compilations and any other materials or information, or any materials based thereon, whether written or oral, furnished directly or indirectly by a disclosing party to the other party. Notwithstanding anything in this Agreement to the contrary, the parties agree that the Specifications shall be deemed to be Confidential Information of LSO and LSO may freely disclose the Specifications. The obligations under this Section 5.12 will terminate [ * ] after the effective date of termination of this Agreement.

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[ * ] Confidential Treatment Requested

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LSO:                                    FRONTIER:

Light Sciences Oncology, Inc.           Frontier Scientific, Inc.



By:  /s/ Robert M. Littauer             By:  /s/ Jerry C. Bommer
    ---------------------------------       ------------------------------------
Print:  Robert M. Littauer              Print:  Jerry C. Bommer
       ------------------------------          ---------------------------------
Title:  VP - CFO                        Title:  President
       ------------------------------          ---------------------------------

                                    EXHIBIT A

                          Purchase Specification [ * ]

                              Frontier Scientific

Test                     Test Method                   Specification
                          Reference



[ * ]




[ * ] Confidential Treatment Requested

                                    EXHIBIT B

                              PACKAGING PROCEDURES

Compound to be packed in [ * ].

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[ * ] Confidential Treatment Requested

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                                    EXHIBIT C

                                   [ * ] PLANS

     [ * ] Plan:

1.   [ * ].

2. Engage chemical engineering firm to consult for scale-up, process development, and hardware installation.

3. Purchase of [ * ]. Additionally, any other equipment as specified by the chemical engineering firm.

     Schedule for Implementation of [ * ] Plan:

1.   Within two (2) weeks of signing to engage chemical engineering firm.

2.   Upon signing [ * ].

3. Purchasing of equipment will be after the chemical engineering firm has completed its review.

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[ * ] Confidential Treatment Requested